AgroFresh Solutions Reports Results for First Quarter of 2021

•First quarter net sales increased 18.1% to $39.0 million (17.6% on a constant currency basis) versus the prior year period.
•Net income of $8.2 million for the first quarter of 2021, as compared to net loss of $3.8 million for the first quarter of 2020.
•Adjusted EBITDA1 increased 26.3% to $14.2 million for the first quarter of 2021, and adjusted EBITDA margin increased 240 basis points to 36.3% versus the first quarter of 2020.
•Reduced debt by $9.1 million and redeemed $5.3 million of preferred equity with litigation proceeds, reducing future interest expense and dividend payments.

PHILADELPHIA, May 13, 2021 — AgroFresh Solutions, Inc. ("AgroFresh" or the "Company") (Nasdaq: AGFS), a global leader in produce freshness solutions, today announced its financial results for the first quarter ended March 31, 2021.
"I am thrilled to join AgroFresh as its new CEO at this important time in the Company's journey. AgroFresh is a trusted brand in the post-harvest industry known for our commitment to providing quality products and our experienced sales and technical teams delivering a high-touch service model that customers have come to rely on," commented Clint Lewis, Chief Executive Officer. "While it is still early in my onboarding process, I am confident in the Company's strategy to drive growth through diversification. I am energized by the team's customer focus and believe that we can chart a path toward consistent profitable top-line growth. I want to thank our global AgroFresh team for their resiliency as we continue to navigate the impacts of the pandemic, variances in global production and the reality of competition. I look forward to working with the rest of the team to advance our success."
Graham Miao, Chief Financial Officer added, "Our Southern Hemisphere season is off to a strong start in the first quarter with a return to a more normal harvest in Latin America versus last year, generating revenue growth of 17.6% on a constant currency basis and adjusted EBITDA growth of 26.3%. Our strategies to diversify our business through both crops and geography are being supported by our global registration progress and evidence of this is visible in our diversification strategies (outside of the SmartFresh apple business), which account for approximately 40% of total trailing twelve month revenue ended March 31, 2021 and grew 14% during the same period. Growth platforms such as Harvista are also realizing the benefits from broader market access — for example, our Harvista business nearly doubled in the first quarter relative to the prior year period due to recent launches and expanded registrations in Brazil, Australia, New Zealand and South Africa, as well as labor challenges that our product was able to help mitigate. We are excited about the early customer adoption of our new innovations in products such as VitaFreshTM Botanicals and our FreshCloud digital platform and we aim to build momentum in the marketplace with additional customer placements."
Financial Highlights for the First Quarter of 2021
Net sales for the first quarter of 2021 increased 18.1%, to $39.0 million, compared to $33.0 million in the first quarter of 2020. Excluding foreign currency translation impacts, which increased revenue by $0.1 million as compared to the first quarter of 2020, revenue increased 17.6%. The net sales increase was the result of growth in the Company's product solution categories, which include SmartFreshTM for apples, SmartFreshTM diversification for other crops, HarvistaTM and EthylBloc, as well as our fungicides and disinfectants and coatings categories.
1Adjusted EBITDA is a non-GAAP financial measure. Please see the information under “Non-GAAP Financial Measures” below for a description of Adjusted EBITDA and the table at the end of this press release for a reconciliation of this Non-GAAP financial measure to GAAP results.

Gross profit for the first quarter was $28.7 million, compared to $24.5 million in the prior year period. Gross profit margin was 73.5% versus 74.2% in the prior year period. Gross margin was largely consistent versus the prior year period with the change driven primarily by product mix.
Research and development costs were $3.3 million in the first quarter of 2021, compared to $2.6 million in the prior year period. This increase was driven primarily by the timing of projects.
Selling, general and administrative expenses decreased 1.2%, to $13.6 million, in the first quarter of 2021 as compared to $13.7 million in the prior year period.
First quarter 2021 net income was $8.2 million, compared to net loss of $3.8 million in the prior year period, driven by higher revenue and further supported by other income in the form of litigation settlement proceeds.
Adjusted EBITDA1 improved by $2.9 million, or 26.3%, to $14.2 million in the first quarter of 2021, compared to $11.2 million in the prior year period. Adjusted EBITDA margin increased 240 basis points to 36.3% in the first quarter of 2021, as compared to 33.9% in the prior year period.
As of March 31, 2021, cash and cash equivalents were $52.9 million. During the first quarter of 2021, the Company reduced debt by $9.1 million and redeemed $5.3 million of preferred equity, reducing future interest expense and preferred dividend payments.
Conference Call
The Company will host a conference call and webcast today at 4:30 p.m. ET where members of the executive management team will discuss these results with additional comments and details. The conference call and supplemental earnings presentation will be available live over the internet through the “Events & Presentations” page of the Investor Relations section of the Company’s website at www.agrofresh.com. To participate on the live call, listeners in the United States may dial 877-407-4018 and international listeners may dial 201-689-8471.
A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 p.m. ET, May 13, 2021 through May 27, 2021. Listeners in the United States may dial 844-512-2921 and international listeners may dial 412-317-6671. The passcode is 13718237.
Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures, including EBITDA and Adjusted EBITDA. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company's management to evaluate the Company's performance, including incentive bonuses and for bank covenant reporting. Management believes that these measures enhance a reader's understanding of the operating and financial performance of the Company and facilitate a better comparison between fiscal periods. EBITDA excludes income taxes, interest expense and depreciation and amortization, whereas Adjusted EBITDA further excludes items that are non-cash, infrequent, or non-recurring, such as share-based compensation, severance, litigation and M&A related costs, to provide further meaningful information for evaluation of the Company’s performance.
The Company does not intend for the non-GAAP financial measures contained in this release to be a substitute for any GAAP financial information. Readers of this press release should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Reconciliations of the non-GAAP financial measures EBITDA and Adjusted EBITDA, as well as constant currency net sales, to their most comparable GAAP measures are provided in the table at the end of this press release.
About AgroFresh
AgroFresh (Nasdaq: AGFS) is an AgTech innovator and global leader with a mission to reduce food loss/waste and conserve the planet’s resources by providing a range of science-based solutions, data-driven digital technologies and high-touch customer services. AgroFresh supports growers, packers and retailers with solutions across the food supply chain to enhance the quality and extend the shelf life of fresh produce. The AgroFresh organization has 40 years of post-harvest experience across a broad range of crops, including revolutionizing the apple industry with the SmartFresh™ Quality System for more than 20 years. This is powered by a comprehensive portfolio that includes plant-based coatings, equipment and proprietary solutions that help improve the freshness supply chain from harvest to the home. Visit agrofresh.com to learn more.
™Trademark of AgroFresh Inc.
Forward-Looking Statements
In addition to historical information, this release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company's possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; risks associated with the Company's substantial level of indebtedness; risks associated with acquisitions and investments; changes in applicable laws or regulations; conditions in the global economy, including the effects of the coronavirus outbreak; and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov.

Contact:
For AgroFresh Solutions, Inc.
Jeff Sonnek - Investor Relations
ICR Inc.
Jeff.Sonnek@icrinc.com
646-277-1263

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	March 31, 2021	December 31, 2020

ASSETS
Current Assets:
Cash and cash equivalents	$52,868	$50,030
Accounts receivable, net of allowance for doubtful accounts of $2,286 and $2,061, respectively	54,871	63,204
Inventories	22,729	24,579
Other current assets	17,987	17,219
Total Current Assets	148,455	155,032
Property and equipment, net	11,941	12,432
Goodwill	6,622	6,925
Intangible assets, net	577,863	589,201
Deferred income tax assets	10,298	9,699
Other assets	11,542	12,494
TOTAL ASSETS	$766,721	$785,783

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,561	$19,634
Current portion of long-term debt	3,434	3,378
Income taxes payable	3,719	3,471
Accrued expenses and other current liabilities	24,720	25,976
Total Current Liabilities	47,434	52,459
Long-term debt	255,243	264,491
Other noncurrent liabilities	5,880	6,432
Deferred income tax liabilities	39,595	37,834
Total Liabilities	348,152	361,216

Commitments and contingencies (see Note 21)
Temporary Equity:
Series B convertible preferred stock, par value $0.0001; 150,000 shares authorized and designated and 145,046 shares outstanding at March 31, 2021, and 150,000 shares authorized, designated and outstanding at December 31, 2020	141,400	143,728
Redeemable non-controlling interest	8,207	8,446
Stockholders’ Equity:
Common stock, par value $0.0001; 400,000,000 shares authorized, 53,051,476 and 53,092,328 shares issued and 52,390,095 and 52,430,947 outstanding at March 31, 2021 and December 31, 2020, respectively	5	5
Preferred stock, par value $0.0001; 1 share authorized and outstanding at March 31, 2021 and December 31, 2020	—	—
Treasury stock, par value $0.0001; 661,381 shares at March 31, 2021 and December 31, 2020	(3,885)	(3,885)
Additional paid-in capital	547,480	552,776
Accumulated deficit	(236,413)	(244,836)
Accumulated other comprehensive loss	(38,225)	(31,667)
Total Stockholders' Equity	268,962	272,393
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$766,721	$785,783

AgroFresh Solutions, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Net sales	$38,992	$33,023
Cost of sales (excluding amortization of intangibles, shown separately below)	10,314	8,528
Gross profit	28,678	24,495
Research and development expenses	3,298	2,642
Selling, general, and administrative expenses	13,551	13,709
Amortization of intangibles	10,763	10,957
Operating income (loss)	1,066	(2,813)
Other income	14,398	1,507
Gain on foreign currency exchange	433	627
Interest expense, net	(5,890)	(6,966)
Income (loss) before income taxes	10,007	(7,645)
Income taxes expense (benefit)	1,823	(3,831)
Net income (loss) including non-controlling interest	8,184	(3,814)
Less: Net loss attributable to non-controlling interest	(239)	(97)
Net income (loss) attributable to AgroFresh Solutions, Inc.	8,423	(3,717)
Less: Dividends on convertible preferred stock	6,005	—
Net income (loss) attributable to AgroFresh Solutions, Inc. common stockholders	$2,418	$(3,717)

Earnings (loss) per share of common shares:
Basic	$0.03	($0.07)
Diluted	$0.03	($0.07)

Weighted average shares of common stock outstanding:
Basic	51,031,457	50,525,781
Diluted	52,296,288	50,525,781

Non-GAAP Measures

The following table sets forth the non-GAAP financial measures of EBITDA and Adjusted EBITDA. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s performance (including incentive bonuses and for bank covenant reporting), are more indicative of future operating performance of the Company, and facilitate a better comparison among fiscal periods. These non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The following is a reconciliation between the non-GAAP financial measures of EBITDA and Adjusted EBITDA to their most directly comparable GAAP financial measure, net income (loss):

(in thousands)	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
GAAP net income (loss) including non-controlling interest	$8,184	$(3,814)
Depreciation and amortization	11,423	11,577
Interest expense (1)	5,890	6,966
Expense (benefit) for income taxes	1,823	(3,831)
Non-GAAP EBITDA	$27,320	$10,898
Adjustments:
Share-based compensation	891	788
Other non-recurring costs (2)	766	1,744
Gain on foreign currency exchange (3)	(433)	(627)
Litigation settlement	(14,392)	(1,600)
Total Adjustments	(13,168)	305
Non-GAAP Adjusted EBITDA	$14,152	$11,203

(1)    Interest on debt, accretion for debt discounts, debt issuance costs and contingent consideration.
(2)    Costs related to certain professional and other infrequent or non-recurring fees, including those associated with litigation and M&A related fees.
(3)    Gain on foreign currency exchange relates to net gains and losses resulting from transactions denominated in a currency other than the Company's functional currency.

The following is a reconciliation between net sales on a non-GAAP constant currency basis to GAAP net sales:

(in thousands)	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
GAAP net sales	$38,992	$33,023
Impact from changes in foreign currency exchange rates	(143)	—
Non-GAAP constant currency net sales (1)	$38,849	$33,023

(1)     The company provides net sales on a constant currency basis to enhance investors’ understanding of underlying business trends and operating performance, by removing the impact of foreign currency exchange rate fluctuations. The impact from foreign currency, calculated on a constant currency basis, is determined by applying prior period average exchange rates to current year results.